Exhibit 10.13.1

RETENTION BONUS AGREEMENT

(For all selected Employees other than members of the Bank’s Management Committee)

This RETENTION BONUS AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of May, 2007 (the “Effective Date”) by and between the FEDERAL HOME LOAN BANK OF CHICAGO (the “Bank”), and [NAME OF EMPLOYEE] (the “Employee”).

RECITALS

A. The Employee is a valued and valuable member of the workforce of the Bank.

B. The Bank recognizes that an organizational change at the Bank may cause uncertainty of employment which uncertainty may result in the loss of the valuable services of the Employee.

C. The Bank desires to continue to employ the Employee through the date of any organizational change and the Employee is willing to continue such employment.

D. The Employee has been selected as a Participant in the Federal Home Loan Bank of Chicago Employee Retention Plan (the “Plan”) and the execution of this Agreement is a condition to the Employee’s receipt of certain benefits under the Plan.

NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

AGREEMENT

1. Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in the Plan.

2. Position and Duties. The Employee hereby agrees to remain in the employ of the Bank throughout the Retention Period in his or her current capacity. During the period of the Employee’s employment hereunder, the Employee shall devote his or her best efforts and full business time, energy, skills and attention to the business and affairs of the Bank.

3. Retention Bonus Payment; Compensation and Benefits. The Employee shall be entitled to receive an amount equal to [AMOUNT OF BONUS PAYMENT], pursuant to and in accordance with the terms of the Plan.

Form of Retention Bonus Agreement

4. Governing Law This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without regard to the law regarding conflicts of law.

5. Amendment. This Agreement may not be amended or modified except by written agreement signed by the Employee and the Bank.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

FEDERAL HOME LOAN BANK OF CHICAGO		EMPLOYEE

By:		By:
Name	[PRESIDENT]	Name:	: [NAME OF EMPLOYEE]
Title:	President and CEO	Title:	[TITLE OF EMPLOYEE]

Form of Retention Bonus Agreement